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                                                                     EXHIBIT 5.1

                        [DYKEMA GOSSETT PLLC LETTERHEAD]


                                October 10, 2000



American Physicians Capital, Inc.
1301 Hagadorn Road
East Lansing, Michigan 48823

                  Re: Registration Statement on Form S-1 (No.333-41136)

Ladies and Gentlemen:

         We have acted as counsel for American Physicians Capital, Inc., a Michigan corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-1 filed by the Company with the Securities and Exchange Commission (the "SEC") on July 11, 2000, as amended by Amendment No. 1 thereto filed with the SEC on September 1, 2000 and Amendment No. 2 thereto filed with the SEC on October 10, 2000 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 10,000,000 shares of Common Stock, without par value, of the Company (the "Shares"). The Shares are to be sold in a subscription offering and best efforts offering, which may be followed by a firm commitment underwritten offering, all as described in the Registration Statement.

         In acting as counsel for the Company, we have examined the proceedings taken in connection with this sale and issuance of the Shares and we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

         Based upon the foregoing, we are of the opinion that:

         1. The Company has been duly incorporated and is in good standing under the laws of the State of Michigan.

         2. Upon approval by the Company's Board of Directors, the Shares, when issued and sold in the manner referred to in the Registration Statement, will be legally and validly issued, fully paid and nonassessable.

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DYKEMA GOSSETT PLLC


American Physicians Capital, Inc.
October 10, 2000
Page 2

         We hereby consent to the inclusion of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not concede that we are experts within the meaning of the Securities Act or the rules or regulations thereunder or that this consent is required by Section 7 of the Securities Act.


                                                     Very truly yours,

                                                     DYKEMA GOSSETT PLLC

                                                     /s/ Mark A. Metz

                                                     By:  Mark A. Metz,
                                                          a Member of the firm